SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section

14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐ Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

CHARLES & COLVARD, LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy statement if other than the Registrant)

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Charles & Colvard, Ltd.

3800 Gateway Boulevard

Suite 310

Morrisville, North Carolina 27560

(919) 468-0399

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 11, 2004

To The Shareholders Of Charles & Colvard, Ltd.:

Notice is Hereby Given that the Annual Meeting of the Shareholders of Charles & Colvard, Ltd. (the “Company”) will be held at the Sheraton Imperial Hotel, 4700 Emperor Boulevard, Durham, North Carolina, on Tuesday, May 11, 2004 at 10:00 A.M., Eastern Daylight Savings Time, for the following purposes:

1.	To elect seven members to the Board of Directors to serve until the annual meeting in 2005;

2.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2004; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 22, 2004 as the record date for the determination of shareholders entitled to vote at the meeting. Accordingly, only shareholders who are holders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

By order of the Board of Directors,
Robert S. Thomas
President & CEO

March 21, 2004

A PROXY CARD IS ENCLOSED FOR THE CONVENIENCE OF THOSE SHAREHOLDERS WHO DO NOT PLAN TO ATTEND THE ANNUAL MEETING IN PERSON BUT DESIRE TO HAVE THEIR SHARES VOTED. IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU RETURN YOUR CARD AND LATER DECIDE TO ATTEND THE ANNUAL MEETING IN PERSON OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE YOUR PROXY IS VOTED.

3800 Gateway Boulevard

Suite 310

Morrisville, North Carolina 27560

(919) 468-0399

PROXY STATEMENT

This Proxy Statement is furnished to the Shareholders of Charles & Colvard, Ltd. (the “Company”) in connection with the solicitation of proxies, by the Board of Directors of the Company, for use at the 2004 Annual Meeting of the Shareholders of the Company (the “Annual Meeting”) to be held at the Sheraton Imperial Hotel, 4700 Emperor Boulevard, Durham, North Carolina, on Tuesday, May 11, 2004 at 10:00 A.M., Eastern Daylight Savings Time, and all adjournments thereof. This Proxy Statement and the accompanying proxy card are being mailed on or about April 2, 2004.

Voting Securities

The Company’s common stock, no par value per share (the “Common Stock”), is the only outstanding voting security of the Company. The Board of Directors has fixed the close of business on March 22, 2004 as the record date (the “Record Date”) for the determination of shareholders entitled to vote at the Annual Meeting. Accordingly, each holder of record of Common Stock as of the Record Date is entitled to one vote for each share of Common Stock held. As of February 27, 2004, there were 13,214,281 shares of Common Stock outstanding.

Voting Procedures

The holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is present at the beginning of the Annual Meeting, the shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Abstentions, shares that are withheld as to voting with respect to one or more of the director nominees and shares held by a broker, as nominee, that are voted at the discretion of the broker on any matter will be considered to be present for purposes of determining whether a quorum exists.

Under North Carolina law, directors are elected by a plurality of the votes cast by the shares of Common Stock present in person or by proxy and entitled to vote in the election of directors. Shares that are withheld as to voting with respect to a director nominee and shares held of record by a broker, as nominee, that are not voted will not be counted for purposes of electing directors. Under the Company’s Bylaws, the proposal to ratify the appointment of independent auditors for the year ending December 31, 2004 will be approved if the number of shares voted in favor of the proposal exceeds the number of shares voted against the proposal. Abstentions and shares held of record by a broker, as nominee, that are not voted on such proposal will not affect the outcome of such proposal.

Voting of Proxies

The shares represented by the accompanying proxy card and entitled to vote will be voted if the proxy card is properly signed and received by the Secretary of the Company prior to the Annual Meeting. Where a choice is specified on any proxy card as to the vote on any matter to come before the Annual Meeting, the proxy will be voted in accordance with such specification. Where no choice is specified, the proxy will be voted for the election of the persons nominated to serve as the directors of the Company and named in this Proxy Statement, for the proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2004 and in such manner as the persons named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the Annual Meeting or any adjournment thereof. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by attending the Annual Meeting and giving notice of his or her intention to vote in person or by executing and delivering to the Company a proxy bearing a later date.

Expenses of Solicitation

The Company will bear the entire cost of the solicitation of proxies from its shareholders. Following the mailing of this Proxy Statement and the accompanying proxy card, the directors, officers and employees of the Company may solicit proxies on behalf of the Company in person, by telephone or by other electronic means. The Company may reimburse persons holding shares for others in their names or in those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

The business and affairs of the Company are managed under the direction of the Board of Directors, as provided by North Carolina law and the Company’s Bylaws. The Board of Directors establishes corporate policies and strategies and supervises the implementation and execution of those policies and strategies by the Company’s officers and employees. The directors are kept informed of the Company’s operations at meetings of the Board, through reports and analyses prepared by, and discussions with, the Company’s management.

The Board of Directors meets on a regularly scheduled basis and met 8 times during the year ended December 31, 2003. During 2003, each director attended 100% of the aggregate of all meetings of the Board of Directors and of the committees of the Board of Directors on which that director served.

The Bylaws of the Company provide that the Board of Directors shall consist of one or more members and at any time that it consists of nine or more members the terms shall be staggered. Under North Carolina law, the Company cannot have staggered director terms unless it has at least nine Directors. Accordingly, newly elected Directors will serve one-year terms.

The seven persons named below have been nominated to serve on the Board of Directors until the 2005 Annual Meeting of the Shareholders or until their successors are elected and qualified. The age and a brief biographical description of each director nominee are set forth below. The information appearing below and certain information regarding beneficial ownership of securities by such nominees contained in this proxy statement has been furnished to the Company by the nominees. Each nominee for director has indicated that he or she is willing and able to serve as a director if elected. However, if any nominee should become unable to serve or for good cause will not serve, the persons named on the enclosed proxy card will vote for such other nominees and substituted nominees as designated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Nominees for Election as Directors

Walter J. O’Brien, Jr. (68) has been a director of the Company since May 2000. From June 2001 to December 2002, Mr. O’Brien was the Director General/CEO of the International Advertising Association (IAA) The IAA is a global organization which operates in 97 countries. Its purpose is to spread brand building skills around the world. From September 2000 to June 2001, he was the Executive Director of the Privacy Leadership Initiative, Inc. From May 1999 to September 2000, he was a consultant for The O’Brien Association, a brand consulting firm. From November 1995 to April 1999, Mr. O’Brien was the President of the National Advertising Review Council, an advertising self-regulatory organization. Previously, he was Vice Chairman and on the Board of Directors and Executive Committee of J. Walter Thompson Worldwide (JWT), one of the worlds leading advertising agencies. Most of Mr. O’Brien’s professional life was spent at J. Walter Thompson. His first job at JWT was as a copywriter. He progressed to General Manager of JWT/Chicago then President and Chief Operating Officer of JWT/USA and finally Vice Chairman of JWT’s Worldwide Board of Directors, and a member of the Worldwide Operating Committee and the Corporate Compensation Committee. He graduated from Marquette University, completed the Advanced Advertising Planning Program at Harvard University and attended the Executive Program at Stanford Graduate School of Business. He is past-Chairman of the American Reading Council and the “Off the Street Club for Boys and Girls” in Chicago.

Frederick A. Russ (59) has served as a director of the Company since November 1996 and as Chairman of the Board from May 2000 to May 2001. Dr. Russ has served as Dean of the College of Business Administration at the University of Cincinnati since September 1994. Dr. Russ has also served as the marketing department head at both the University of Cincinnati and the University of North Carolina, where he was the C. Knox Massey Professor of Business Administration. At the two schools he taught graduate and undergraduate courses ranging from advertising and marketing research to sales management and corporate strategy. Dr. Russ served on the Board of Directors of Cree, Inc. (“Cree”) from 1988 to 1992. He earned his Ph.D. in industrial administration at Carnegie-Mellon University. In Cincinnati, Dr. Russ serves on the Board of Techsolve and on the Executive Committee of the Economics Center for Education and Research. He is also on the Board of Kendle International (KNDL), where he chairs the Corporate Governance Committee and serves on the Compensation Committee. He is a member of the American Marketing Association, the Association for Consumer Research, and Leadership Cincinnati Class XX.

Robert S. Thomas (56) has served as the President and Chief Executive Officer of the Company since July 2000 and as Chairman of the Board since May 2001. From June 1998 to July 2000, Mr. Thomas served as the President and Chief Operating Officer of the Company. From November 1996 to June 1998, Mr. Thomas served as a consultant to the Company on various financing and sales related matters. From October 1977 to November 1996, Mr. Thomas was employed with Morven Partners, one of the nation’s largest processors and distributors of both raw and processed edible nuts, and its predecessor companies in various capacities including President and Chief Executive Officer. Since November 2000, Mr. Thomas has served as a member of the Board of Directors of The University of North Carolina Health Care System. Mr. Thomas earned his Bachelor of Science degree in Business Administration from West Virginia University.

George A. Thornton, III (63) has served as a director of the Company since May 2001. Since June 1984, Mr. Thornton has been a real estate developer. Additionally, from 1997 to 1998, Mr. Thornton served in various capacities including as Chief Executive Officer of Rhodes Furniture, Inc. From 1984 to 1997, Mr. Thornton was a marketing consultant to Kincaid Furniture. Mr. Thornton earned his Associate of Arts degree from Louisburg College.

Laura C. Kendall (52) has served as a director of the Company since May 2003. Ms. Kendall is the chief financial officer of Tanner Companies LLC, which designs and manufactures women’s high fashion luxury apparel through a private network of consultants. She is also the Chief Executive Officer of CFOdynamics LLC, providing financial advisory services to middle market businesses. From January 1997 to January 2002, Ms. Kendall was Executive Vice President and Chief Financial Officer of Delhaize America, Inc., a publicly-held supermarket operator with approximately 1,400 stores in the eastern United States with sales of over $14 billion. Prior to 1997, Ms. Kendall spent 10 years with several publicly-held retail corporations in senior financial positions and eleven years in public accounting. Ms. Kendall earned her Bachelor of Business Administration degree from Western Michigan University and is a CPA licensed in Michigan.

Lisa A. Gavales (40) is a nominee to be a director of the Company and was recommended to the Nominating Committee by a shareholder. Since August 2000 she has been Senior Vice President, Marketing Strategies for Bloomingdale’s, a 32 store chain with over $1.7 billion in sales. Bloomingdale’s is a leader in department store fashion, focusing on upscale apparel and home related goods with an emphasis on distinctive merchandise offerings. From 1994 thru 2000 Ms. Gavales held various other marketing, merchandising and strategic planning positions at Bloomingdale’s. Ms. Gavales earned both her MBA and Bachelor of Science in Marketing from the University of Bridgeport.

Geraldine L. Sedlar (53) is a nominee to be a director of the Company and was recommended to the Nominating Committee by a non-management director. Ms. Sedlar, business owner and author, gained recognition with her first book On Target and again with her second book Don’t Retire, REWIRE. In 1994 she founded her executive search firm, SEDLAR & MINERS, specializing in the recruitment of senior management for Fortune 500 companies. From 1987 to 1994 Ms. Sedlar was Editor-At-Large of Working Woman Magazine. She served on the board of the YWCA of New York City for 10 years, and chaired the 2000 member Academy of Women Achievers. She sits on the Board of Women’s Forum and sat on the Board of Trustees of the USS Intrepid Sea Air and Space Museum. Ms. Sedlar is a graduate of Michigan State University, and began her career as an assistant buyer in the Jewelry department of Abraham & Strauss.

Director Emeritus

Kurt Nassau (77) served as a director of the Company from August 1996 to May 2001 and has provided consulting services to the Company since April 1997. During 2003 the Company paid $13,250 for his consulting services. Since 1990, Dr. Nassau has served as the President of Nassau Consultants, where he specializes in advising companies on gemology and color. Dr. Nassau is a former Distinguished Research Scientist with AT&T Bell Labs and is the author of 16 patents and 5 books on gemology and the science of color. Dr. Nassau earned his Ph.D. in physical chemistry at the University of Pittsburgh and is a former 20-year member of the Board of Governors of the Gemological Institute of America.

Dr. Nassau was appointed as Director Emeritus effective May 2001. Directors Emeritus serve for three-year terms during which they may attend board meetings at the invitation of the Board, but have no voting rights.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee.

The Audit Committee, established in October 1997, has the authority to nominate an independent public accounting firm to serve as the Company’s external auditor, to direct, monitor and discuss with such auditors the scope, timing and results of their audit, to implement internal accounting controls and to review the Company’s annual financial statements and the auditors’ report thereon. The Audit Committee, which had five meetings in 2003, is composed of Ms. Kendall, Mr. O’Brien, Mr. Russ and Mr. Thornton.

The Compensation Committee, established in October 1997, has the authority to determine the cash and non-cash compensation of each officer, salaried employee and consultant of the Company, other than members of the Board of Directors, to establish and administer the Company’s insurance and benefits plans and to administer the Company’s stock option plans. The Compensation Committee also recommends to the full Board of Directors the cash and non-cash compensation (including stock options and awards) to be paid to each member of the Board of Directors who serves as an officer, employee or consultant of the Company. The Compensation Committee, which had two meetings in 2003, is composed of Ms. Kendall, Mr. O’Brien, Mr. Russ and Mr. Thornton.

The Nominating Committee held two meetings in 2003. In December 2003 the Board of Directors appointed Ms. Kendall, Mr. O’Brien, Mr. Russ and Mr. Thornton to serve as the Nominating Committee and in February 2004 replaced the Nominating Committee with a Nominating and Governance Committee. The Nominating and Governance Committee is responsible for recommending candidates for election to the Board of Directors of the Company, making other recommendations to the Board for the improvement of the Company’s overall corporate governance, conflicts of interest and other related policies, principles and guidelines applicable to the Company as well as leading the Board in its annual review of the Board’s performance. The Nominating and Governance Committee continues to be composed of the same individuals as elected to the Nominating Committee in December of 2003. Each of the members of the Nominating and Governance Committee is an “independent director” in accordance with the applicable rules promulgated by the SEC and NASDAQ listing standards. The Nominating and Governance Committee has adopted a formal written charter which addresses the director nomination process, a copy of which is available on the Company’s website at www.moissanite.com.

The Company Bylaws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting of Shareholders. These provisions state that nominations for election as a director must be made in writing and be delivered or mailed to the CEO of the Company (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting, not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual meeting, or (ii) in the case of a special meeting or an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day following the day on which notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The CEO of the Company will provide the Nominating and Governance Committee with a copy of any such notification received by the Company from a shareholder purporting to nominate a candidate for election as a director.

It is the policy of the Company and the Nominating and Governance Committee to evaluate suggestions concerning possible candidates for election to the Board submitted to the Company, including those submitted by Board members, shareholders and third parties. Criteria used by the Nominating and Governance Committee in its evaluation of all candidates for nomination include: (1) judgment, character, expertise, skills and knowledge useful to the oversight of the Company’s business; (2) diversity of viewpoints, backgrounds, experiences and other demographics; (3) business or other relevant experience; and (4) the extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of the other Board members will build a Board that is effective, collegial and responsive to the needs of the Company.

No fees have been paid to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

It is the policy of the Company and its Board to encourage free and open communication between shareholders and the Board. Any shareholder wishing to communicate with the Board should send any communication to the Corporate Secretary, Charles & Colvard, Ltd., 3800 Gateway Blvd., Suite 310, Morrisville, North Carolina 27560. Any such communication should be in writing, and should state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication. This policy is not designed to preclude other communications between the Board and shareholders on an informal basis.

Revised Code of Ethics

In February 2004, the Board of Directors authorized the adoption of two new Codes of Ethics, to replace the old Charles & Colvard Code of Business Ethics. One Code of Ethics applies to the Company’s chief executive and chief financial officers, while the other applies to all Company employees. Each Codes of Ethics is available on the Company’s website at www.moissanite.com.

AUDIT COMMITTEE REPORT

The Board of Directors has determined that the members of the Audit Committee are independent, in accordance with applicable rules promulgated by the SEC and NASDAQ listing standards. Each member is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. The Board of Directors has determined the Ms. Kendall is an “audit committee financial expert” as defined in Section 401(h) of Regulation S-K promulgated by the SEC under the Exchange Act.

The Audit Committee assists the Board in overseeing and monitoring the integrity of the Corporation’s accounting and financial reporting process, its compliance with legal and regulatory requirements and the quality of its external and internal audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. As a result of additional requirements being imposed by the Sarbanes-Oxley Act, the Audit Committee recommended that the Board approve a complete amendment and restatement of the Charter. On December 4, 2003, the full Board agreed with the recommendation and adopted the written Amended and Restated Audit Committee Charter attached as Appendix A to this Proxy Statement. The Audit Committee will continue to review and reassess the Charter annually and recommend any changes to the Board for approval.

The Audit Committee is responsible for overseeing the Corporation’s overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2003, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the year ended December 31, 2003 with management and Deloitte & Touche LLP (“D&T”), the Corporation’s independent auditors;

•	Discussed with D&T the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

•	Received written disclosures and the letter from D&T regarding its independence as required by Independence Standards Board Standard No. 1 and discussed with D&T their independence.

The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and D&T, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

This Report is submitted by the Audit Committee.

Ms. Laura C. Kendall, Chairman

Mr. Walter J. O’Brien

Mr. Frederick A. Russ

Mr. George A. Thornton

COMPENSATION OF DIRECTORS

At the February 16, 2004 meeting the Board of Directors approved a proposal to compensate each non-employee Director elected at the Annual Shareholders Meeting for 2004 at the rate of $15,000 per annum and 8,000 options with one year vesting. In 2003 and 2002, the Company paid non-employee directors $15,000 and $12,000, respectively and granted them in each year 8,000 options as compensation for their services. Directors who are employees of the Company are not separately compensated for their service on the Board of Directors.

All options granted to non-employee directors have an exercise price equal to the fair market value of the Common Stock on the date of grant and a term of 10 years.

DIRECTOR INDEPENDENCE

The Board of Directors has determined each of the following directors and director nominees to be an “independent director” in accordance with applicable rules promulgated by the SEC and NASDAQ listing standards.

Ms. Laura C. Kendall

Mr. Walter J. O’Brien

Mr. Frederick A. Russ

Mr. George A. Thornton

Ms. Lisa A. Gavales

Ms. Geraldine L. Sedlar

INFORMATION CONCERNING EXECUTIVE OFFICERS

Certain information as to executive officers of the Company is set forth below. Executive officers are appointed by and serve at the pleasure of the Board. The information appearing below and certain information regarding beneficial ownership of securities by such executive officers contained in this proxy statement has been furnished to the Company by the executive officers.

Robert S. Thomas (56) has served as the President and Chief Executive Officer of the Company since June 2000 and Chairman of the Board of Directors of the Company since May 2001. From June 1998 to June 2000, Mr. Thomas served as the President and Chief Operating Officer of the Company. From November 1996 to June 1998 Mr. Thomas served as a consultant to the Company on various financing and sales related matters. From October 1977 to November 1996, Mr. Thomas was employed with Morven Partners, one of the nation’s largest processors and distributors of both raw and processed edible nuts, and its predecessor companies in various capacities including President and Chief Executive Officer. Since November 2000, Mr. Thomas has served as a member of the Board of Directors of The University of North Carolina Health Care System. Mr. Thomas earned his Bachelor of Science degree in Business Administration from West Virginia University.

James R. Braun (49) has served as the Chief Financial Officer of the Company since June 2001, and as Treasurer and Secretary since September 2001. From November 1997 to prior to joining the Company he served as Executive Vice President and Chief Financial Officer of Webcraft Inc., a $500 million manufacturing company specializing in the printing of direct marketing materials. From June 1997 to November 1997, he was Vice President of Smith Technology, an environmental engineering company. From February 1988 to June 1997, he was Executive Vice President and Chief Financial Officer of Safeguard Business Systems, Inc., a business forms manufacturer. Mr. Braun earned his Bachelor of Science degree in Accounting from Villanova University.

Earl R. Hines (67) has served as Vice President of Manufacturing since February 2001. Mr. Hines served as Director of Manufacturing for the Company from March 1997 to February 2001. From April 1996 to March 1997, he was a lapidary consultant to the Company. From March 1990 to March 1997, Mr. Hines owned and operated GemCrafters of Raleigh, a business that focused on cutting colored gemstones and repairing and appraising jewelry.

Barbara L. Mooty (47) has served as the Vice President of Brand Development and Industry Relations of the Company since July 2002. From September 2001 to July 2002, she served as Vice President of Marketing of Kristall Classics, Inc., a diamond jewelry manufacturer. From March 1998 to September 2001, she was the west coast Director of Manufacturing of the Jewelers and Suppliers of America, a jewelry trade non-profit association, and the Advertising Director of AJM Magazine, a jewelry trade publication. Ms. Mooty earned her Bachelor of Arts degree in Marketing from the University of Northern Iowa and her Graduate Gemologist Diploma from Gemological Institute of America.

Dennis M. Reed (36) has served as Vice President of Sales of the Company since October 2002. From September 1997 to October 2002, he was Vice President, Sales and Marketing of the Retail Division of Commemorative Brands, Inc., a scholastic products and jewelry manufacturer. Mr. Reed earned his Bachelor of Science degree in Finance from Virginia Polytechnic Institute and State University.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation paid by the Company to the Company’s Chief Executive Officer and its other executive officers whose total salary plus bonus exceeded $100,000 in 2003 (collectively, the “Named Officers”)

Summary Compensation Table

	Annual Compensation					Long - Term Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)		Securities Underlying Options/SARs (Number of Shares)
Robert S. Thomas President & Chief Executive Officer	2003 2002 2001	$ $ $	183,900 171,667 145,314	$ $ $	— 204,265 23,671	— 40,000 89,000

James R. Braun (1) Chief Financial Officer, Secretary and Treasurer	2003 2002 2001	$ $ $	163,467 155,833 80,770	$ $ $	— 102,132 8,672	— 20,000 41,666

Earl R. Hines Vice President of Manufacturing	2003 2002 2001	$ $ $	161,733 155,833 123,750	$ $ $	— 102,132 11,836	— 20,000 55,000

Barbara L. Mooty(2) Vice President of Brand Development and Industry Relations	2003 2002 2001	$ $ $	151,625 65,843 —	$ $ $	— 41,964 —	— 34,167 —

Dennis M. Reed(2) Vice President of Sales	2003 2002 2001	$ $ $	152,437 31,250 —	$ $ $	— 34,933 —	— 30,000 —

(1)	Mr. Braun’s compensation for 2001 reflects amounts earned from the commencement of his employment with the Company in June 2001.
(2)	Ms. Mooty’s and Mr. Reed’s compensation for 2002 reflects amounts earned from the commencement of their employment with the Company in July and October 2002, respectively.

The options granted in 2003 to the above individuals were part of the 2002 Executive Bonus Plan and were reported in last year’s proxy dated March 26, 2003, and in the table above as 2002 options.

Aggregated Option Exercises in the Last Fiscal Year

and Fiscal Year-End Option Values

The following table sets forth the number of shares of Common Stock covered by outstanding stock options held by the Named Officers at December 31, 2003.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-end		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-end
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert S. Thomas	—	$—	223,200	12,750	$223,896	$—
James R. Braun	—	$—	51,666	10,000	$70,766	$26,400
Earl R. Hines	19,666	$78,271	79,792	20,167	$77,247	$35,584
Barbara L. Mooty	—	$—	17,500	16,667	$—	$—
Dennis M. Reed	—	$—	13,333	16,667	$1,167	$2,333

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2003 with respect to compensation plans under which our equity securities are authorized for issuance.

Plan Category	(A) Number of Securities To be Issued upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (1)
Equity Compensation Plans Approved by Security Holders	1,585,863	$6.31	1,056,993

Equity Compensation Plans Not Approved by Security Holders	—	$—	—

Total	1,585,863	$6.31	1,056,993

(1)	The 1997 Omnibus Stock Plan of Charles & Colvard, Ltd. includes an “evergreen” or “replenishment” formula which provides that the number of sales authorized for issuance may be increased from time to time to 20% of the authorized and issued shares of Common Stock less the number of shares granted under the 1996 Stock Option Plan of C3, Inc. or any other prior stock plan. The shares shown in column (C) may be the subject of awards other than options, warrants or rights under the 1997 Omnibus Plan.

Employment Agreements and Other Arrangements

The Company has entered into an employment agreement with Robert S. Thomas, the Company’s President and Chief Executive Officer. Mr. Thomas’ employment agreement, which expires annually on February 28, automatically renews on an annual basis and entitles Mr. Thomas to receive a salary of $187,200 and to participate in the Company’s incentive compensation plans. If the Company terminates Mr. Thomas’s employment without cause, Mr. Thomas is entitled to receive, for the remaining term of his employment agreement, annual compensation equal to the highest annual compensation (including all cash bonuses and other cash-based benefits) received by him during the immediately preceding three calendar years (the “Termination Consideration”), and the Company will take such action as may be required to vest any unvested benefits under any employee stock-based or other benefit plan. If the Company experiences a change of control and Mr. Thomas voluntarily terminates his employment following a reduction in his responsibilities, pay or position, or if his employment is terminated following such change in control, the Company is obligated to pay Mr. Thomas a lump sum equal to approximately three times his Termination Consideration and to continue his benefits for a period of two years, and any unvested benefits under any employee benefit plan will immediately vest and become exercisable. Upon the termination of his employment with the Company, Mr. Thomas is prohibited from competing with the Company or attempting to solicit the Company’s customers or employees for a period of one year. Mr. Thomas also participates in the Company’s annual incentive plan.

The Company has also entered into an employment agreement with James R. Braun, the Company’s Vice President-Finance, Chief Financial Officer, Secretary and Treasurer. Mr. Braun’s employment agreement, which expires annually on June 3 and automatically renews on an annual basis, entitles Mr. Braun to receive a salary of $166,400 and to participate in the Company’s incentive compensation plans. Mr. Braun has rights substantially the same as those granted to Mr. Thomas in the event his employment is terminated without cause or in the event of a change in control. Upon the termination of his employment with the Company, Mr. Braun is prohibited from competing with the Company or attempting to solicit the Company’s customers or employees for a period of one year.

The Company has also entered into an employment agreement with Earl R. Hines, the Company’s Vice President of Manufacturing. Mr. Hines’ current employment agreement, which expires annually on August 31 and automatically renews on an annual basis, entitles Mr. Hines to receive a base salary of $163,200 and to participate in the Company’s incentive compensation plan. On March 10, 2004, the Board of Directors approved the promotion of Mr. Hines to the position of Senior Vice President of Manufacturing with a base salary of $180,000 and an additional option grant. Mr. Hines has rights substantially the same as those granted to Mr. Thomas in the event his employment is terminated without cause or in the event of a change in control. Upon the termination of his employment with the Company, Mr. Hines is prohibited from competing with the Company or attempting to solicit the Company’s customers or employees for a period of one year.

On July 15, 2002, the Company entered into a salary continuation agreement with Barbara L. Mooty, the Company’s Vice President of Brand Identity and Industry Relations. Ms. Mooty’s agreement, which expires on January 15, 2004, entitles Ms. Mooty to receive a base salary of $153,000. In the event she is terminated without cause by the Company within the term of her salary continuation agreement, the Company is obligated to pay her the initial base salary for a period of twelve months following such termination.

The Company has also entered into a salary continuation agreement with Dennis R. Reed, the Company’s Vice President of Sales. Mr. Reed’s agreement, which expires on April 1, 2004, entitles Mr. Reed to receive a base salary of $154,500. In the event Mr. Reed is terminated without cause by the Company within the term of his salary continuation agreement the Company is obligated to pay him his initial base salary for a period of twelve months following such termination. Mr. Reed has rights substantially the same as those granted Mr. Thomas in the event of a change in control during the term of his agreement.

The 1996 Stock Option Plan of C3, Inc. provides that, in the event of a change in control of the Company, all stock options granted pursuant to the 1996 Option Plan will immediately vest and become exercisable. The 1997 Omnibus Plan provides that, upon a change of control of the Company (as defined in the 1997 Omnibus Plan), all options and SARs outstanding as of the date of the change of control shall become fully exercisable, any restrictions applicable to any restricted awards shall be deemed to have expired, and restricted awards shall become fully vested and payable to the fullest extent of the original award. In the event of a merger, share exchange, or other business combination affecting the Company in which the Board of Directors or the surviving or acquiring corporation takes actions which, in the opinion of the Compensation Committee, are equitable or appropriate to protect the rights and interests of participants under the plan, the Compensation Committee may determine that any or all awards shall not vest or become exercisable on an accelerated basis.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during 2003 has ever served as an officer or employee of the Company. No interlocking relationships exist between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. Robert S. Thomas, the Company’s President and Chief Executive Officer, participated in the process of determining the compensation to be paid to certain other executive officers during 2003. See “Compensation Committee Report”. All members of the Board of Directors have purchased and hold securities of the Company. See “Security Ownership of Management and Certain Beneficial Owners.”

COMPENSATION COMMITTEE REPORT

This report has been prepared to describe the Company’s executive compensation policies and the basis for the compensation earned by the Named Officers, during the year ended December 31, 2003.

General. The Compensation Committee of the Board of Directors was established in October 1997. The Compensation Committee is authorized to review and approve the cash and non-cash compensation of each officer, salaried employee and consultant of the Company, other than members of the Board of Directors, to establish and administer the Company’s insurance and benefits plans and to administer the Company’s stock option plans. The Compensation Committee also recommends for review and approval by the full Board of Directors the cash and non-cash compensation (including stock options and awards) to be paid to each member of the Board of Directors who serves as an officer, employee or consultant of the Company. The Compensation Committee is composed of Mr. O’Brien, Dr. Russ, Mr. Thornton and Ms. Kendall, each of whom has been determined by the Company to be an “independent director” in accordance with applicable rules promulgated by the SEC and NASDAQ listing standards.

Objectives and Philosophies. The Compensation Committee employs compensation practices designed to (i) attract and retain qualified executives, (ii) align the interests of executives with the long-term interests of the Company’s shareholders and (iii) motivate executives to achieve targeted objectives. In furtherance of these goals, base salaries are generally evaluated annually to ensure that executives are compensated at levels that take into account both competitive and performance factors. The Company also relies to a substantial degree on stock options to attract and motivate its executives. Generally, compensation arrangements for executive officers consist of base salary, annual incentive plan, stock option grants and other benefits available to other employees of the Company.

Cash Compensation. The Committee determines the base salary of the chief executive officer and reviews and approves base salaries for the Company’s other executive officers annually. In adjusting salaries, the Committee examines both qualitative and quantitative factors relating to corporate and individual performance. The qualitative factors in general involve a subjective assessment by the Committee. The Committee does not base its considerations on any single performance factor, nor does it apply any formulaic relationship between the Company’s performance and salary levels. Instead it considers a variety of factors and evaluates individual performance against those factors both in absolute terms and in relation to the competitive market for executives in similar positions. The Committee also relies on the evaluations and recommendations of Mr. Thomas, who has served as President of the Company since 1998, in approving salary adjustments for other executive officers.

Equity Incentives. The Company utilizes stock options granted under the Company’s 1997 Omnibus Stock Plan of C3, Inc., which is administered by the Compensation Committee, to align shareholder and management interests by giving executive officers a substantial economic stake in the long-term appreciation of the Company’s stock. Since the Company’s initial public offering in 1997, all options granted under the plan have been awarded with exercise prices equal to or greater than the market value of the underlying stock on the grant date. Generally, option grants are awarded with a ten-year term and are subject to vesting over three years, except for options issued pursuant to the Company’s 2001 Executive Compensation Plan, as amended, which vest immediately. The Company currently has no plans to award additional options under the 1996 Stock Option Plan of C3, Inc.

The Compensation Committee takes into account all factors it deems appropriate in reviewing proposed option grants to executive officers, including the officer’s position and level of responsibility, the officer’s existing unvested option holdings, the potential reward to the officer if the stock price appreciates and the competitiveness of the officer’s overall compensation arrangements, including stock options. Outstanding performance by an individual may also be taken into consideration. Option grants are often made to new executives upon commencement of employment and, on occasion, to executives in connection with a significant change in job responsibility. The Compensation Committee relies on Mr. Thomas’s evaluations and recommendations in approving option grants to other executive officers.

Annual Incentive Plan. In February 2003, the Board of Directors adopted the Executive Compensation Plan for 2003. This plan offered key employees of the Company incentive awards in the form of cash payments and/or stock option grants based upon the Company’s attainment of certain performance goals. No payments or options were granted under the 2003 plan. In February 2004, the Board of Directors adopted the Executive Compensation Plan for 2004. This plan offers key employees of the Company incentive awards in the form of cash payments and/or stock option grants based upon the Company’s attainment of certain performance goals.

Chief Executive Officer Compensation. Mr. Thomas’s cash compensation level was established in 1998 in connection with the negotiation of the terms of his employment with the Company. The Committee made an adjustment in Mr. Thomas’s salary in May 2003 increasing it from $180,000 to $187,200 to more closely match market conditions. Mr. Thomas participates in the Executive Compensation Plan.

This Report is submitted by the Compensation Committee.

Frederick A. Russ, Chairperson

Laura C. Kendall

Walter J. O’Brien

George A. Thornton

STOCK PERFORMANCE GRAPH

The following line graph and table illustrate the five-year cumulative total shareholder return of the Company’s Common Stock and the cumulative total return over the same period of (i) the Nasdaq Market Index - US and (ii) a peer group composed of Michael Anthony Jewelers Inc., Movado Group, Inc. and Lazare Kaplan International Inc. The graph assumes an initial investment of $100 and the reinvestment of all dividends.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Charles & Colvard, Ltd.	100.00	45.74	10.64	11.77	40.60	31.17
Peer Group Index	100.00	96.13	61.76	80.75	65.66	90.29
Nasdaq Market Index - U.S.	100.00	185.59	112.67	88.95	60.91	91.37

The Company’s peer group primarily consists of gemstone, watch or jewelry manufacturers that sell their products to retail jewelers, shopping channels and catalogs. While these companies have been selected on the basis of the similarities between their businesses and the business of the Company, the Company, unlike the members of the peer group, manufactures and sells a patented lab-created jewel that is not currently available from other sources. The Company therefore believes that comparisons between the Company and the peer group may not accurately and reliably reflect the relative performance of the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of Common Stock as of February 27, 2004 by (i) each person known by the Company to own beneficially five percent or more of the Company’s outstanding shares of Common Stock; (ii) each director and director nominee of the Company; (iii) each executive officer of the Company; and (iv) all current directors, director nominees and executive officers as a group.

Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.

Name (1)	Common Stock Beneficially Owned	Percent of Class
Chester L. F. Paulson (2)	1,363,121	9.9%
Robert S. Thomas (3)	1,313,580	9.6%
Rodney D. Baber (4)	783,250	5.7%
Frederick A. Russ (5)	259,020	1.9%
Earl. R. Hines (6)	124,111	*
Walter J. O’Brien (7)	70,700	*
George A. Thornton, III (8)	64,420	*
James R. Braun (9)	63,266	*
Barbara L. Mooty (10)	21,914	*
Dennis M. Reed (11)	17,833	*
Laura C. Kendall	5,000	*
Lisa A. Gavales	—	—
Geraldine L. Sedlar	—	—
Directors, Nominees and Executive Officers as a Group (11 persons) (12)	1,939,844	14.1%

*	Indicates less than one percent
(1)	Unless otherwise indicated, the address of each person is 3800 Gateway Boulevard, Suite 310, Morrisville, NC 27560.
(2)	Information obtained from Form 4 dated November 7, 2003 as filed with the Securities Exchange Commission. The mailing address of Mr. Paulson and Paulson Investment Company is 811 S.W. Naito Parkway, Suite 300, Portland, OR 97204.
(3)	Includes (i) 34,000 shares of Common Stock held jointly by Mr. Thomas and his spouse, Mary Ann Thomas, over which Mr. Thomas has shared voting and investment power, and (ii) 223,200 shares of Common Stock issuable to Mr. Thomas upon exercise of options granted under the 1996 Option Plan and 1997 Omnibus Plan.
(4)	Information obtained from Schedule 13G dated February 10, 2004 as filed with the Securities Exchange Commission. The mailing address of Mr. Baber is Morgan Keegan and Co., Inc., 50 N. Front Street, 15th Floor, Memphis, TN 38117.
(5)	Includes 29,500 shares of Common Stock issuable upon exercise of options granted under the 1996 Option Plan and 1997 Omnibus Plan.
(6)	Includes (i) 37,932 shares of Common Stock held jointly by Mr. Hines and his spouse, Jacqueline Hines, over which Mr. Hines has shared voting and investment power, (ii) 79,792 shares of Common Stock issuable to Mr. Hines upon exercise of options granted under the 1996 Option Plan and 1997 Omnibus Plan and (iii) 6,427 shares of Common Stock issuable to Mrs. Hines upon exercise of options granted under the 1996 Option Plan and 1997 Omnibus Plan.
(7)	Includes 70,500 shares of Common Stock issuable upon exercise of options granted under the 1997 Omnibus Plan.
(8)	Includes 18,000 shares of Common Stock issuable upon exercise of options granted under the 1997 Omnibus Plan.
(9)	Includes (i) 5,000 shares of Common Stock held jointly by Mr. Braun and his spouse Cherie Braun, over which Mr. Braun has shared voting and investment power, and (ii) 51,666 shares of Common Stock issuable to Mr. Braun upon exercise of options granted under the 1997 Omnibus Plan.

(10)	Includes 17,500 shares of Common Stock issuable upon exercise of options granted under the 1997 Omnibus Plan.
(11)	Includes 13,333 shares of Common Stock issuable upon exercise of options granted under the 1997 Omnibus Plan.
(12)	Includes (i) 76,932 shares of Common Stock over which certain directors and executive officers have shared voting and investment power, and (ii) 509,918 shares of Common Stock issuable upon exercise of options granted under the 1996 Option Plan and 1997 Omnibus Plan. Does not include 1,363,121 shares owned by Chester L.F. Paulson or 783,250 shares owned by Rodney D. Baber.

CERTAIN TRANSACTIONS

In October 2002, the Board of Directors authorized a follow-on stock repurchase program for up to 1,100,000 shares of the Company’s common stock through open market or privately negotiated transactions, at prices at or below prevailing prices. This program expired in September 2003. There were no shares repurchased during 2002 under the follow-on program. In 2003, the Company repurchased 163,300 shares under this program at an average purchase price of $4.58 per share. Of these shares 100,000 were purchased from an affiliate of Chester L. F. Paulson, a director of the Company from May 2001 through May 2003, at an average price of $4.58 per share. In December 2003, the Board of Directors authorized a second follow-on repurchase program for up to 900,000 shares of the Company’s common stock. The Company will determine the time and extent of repurchases based on its evaluation of market conditions and other factors. As of December 31, 2003, there were no shares repurchased since the adoption of the second follow-on program.

Fairness of Transactions

The Company believes that all of the transactions listed under the caption “Certain Transactions” were made on terms no less favorable to the Company than could have been obtained in substantially similar transactions with unaffiliated third parties. All agreements entered into between the Company and its officers and directors during 2003 were approved by a majority of the Board. Future transactions between the Company and any officer, director, five percent shareholder or affiliate of the Company will be approved by a majority of the Board of Directors and will be on terms no less favorable to the Company than could be obtained in substantially similar transactions with unaffiliated third parties.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT AUDITORS

Audit Fees

The aggregate fees billed the Company during 2003 and 2002 by Deloitte & Touche, LLP for services rendered are set forth in the following table:

Type of Service	Amount of Fee
	2003	2002
Audit Fees	$100,000	$93,000
Audit-Related Fees	$0	$0
Tax Services	$23,000	$24,000
All Other Fees	$0	$0

Tax Services are the preparation of the Company’s Federal and State Tax return as well as certain tax consulting services which in 2003 and 2002 related to the Company’s tax net operating loss carryforward.

Beginning May 6, 2003, the Company was required to obtain prior approval from the Audit Committee for all audit and permissible non-audit related fees incurred with the Company’s independent auditors. On December 6, 2003, the Audit Committee recommended and the Board adopted an Audit Committee Pre-Approval Policy. Pursuant to the Pre-Approval Policy, all new projects (and fees) either must be authorized in advance under the guidelines set forth in the Pre-Approval Policy or approved in advance by the full Audit Committee. Pre-Approval under the Policy is generally provided for up to one year, is limited to certain projects listed in the Policy, and is subject to meeting a specific budget for each project, which budget is contained in the Policy. Any project that falls within the scope of the Policy may be approved by the chairperson of the Audit Committee or his or her designee, while all other projects must be specifically approved by the full Audit Committee. All new projects authorized after May 6, 2003 were approved in advance by the Audit Committee.

The Audit Committee considered the compatibility of the non-audit services performed by and fees paid to Deloitte & Touche, LLP in 2003 and the proposed non-audit services and proposed fees for 2004 and determined that such services and fees were compatible with the independence of the auditors. During 2003, Deloitte & Touche, LLP did not utilize any leased personnel in connection with the audit.

The Board of Directors has appointed Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 2004, subject to ratification by the Company’s shareholders. Deloitte & Touche LLP has acted as independent auditors of the Company since February 1997. Representatives of Deloitte & Touche LLP who are expected to be present at the Annual Meeting will be given the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

SHAREHOLDER PROPOSALS

Under certain conditions, shareholders may request the Company to include a proposal for action at a forthcoming meeting of the shareholders of the Company in the proxy materials of the Company for such meeting. All shareholder proposals intended to be presented at the 2005 Annual Meeting of the Shareholders of the Company must be received by the Company no later than November 21, 2004 for inclusion in the Proxy Statement and proxy card relating to such meeting. In addition, if a shareholder desires to make a proposal from the floor during the meeting, even if such proposal is not to be included in the Company’s proxy statement, the Company’s Bylaws provide that the shareholder must give timely written notice of the proposal to the chief executive officer of the Company. Notice will be considered timely if it is mailed or delivered (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting, not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual meeting, or (ii) in the case of a special meeting or an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day following the day on which notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. If written notice is not timely given, the shareholder proposal will be considered untimely and the Company may exclude the proposal from consideration at the meeting. If the proposal is permitted to be considered at the meeting, the proxies appointed pursuant to the proxy cards will have discretionary authority to vote for or against the proposal even if the proposal was not discussed in the proxy statement. Accordingly, notice of proposals to be brought before the 2005 Annual Meeting of Shareholders must be mailed or delivered no earlier than February 11, 2005 and no later than March 12, 2004 to be considered timely.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of the Company, and persons who own more than 10% of the outstanding shares of the Company’s Common Stock, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company by such persons and their written representations that such reports accurately reflect all reportable transactions and holdings, the Company believes that during 2003 all such persons filed such reports on a timely basis.

ADDITIONAL INFORMATION

Copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, including financial statements and schedules are available on the Company’s website at www.moissanite.com and will be provided upon written request, without charge, to any person whose proxy is being solicited. Any exhibit to Form 10-K is also available upon written request at a reasonable charge for copying and mailing. Written requests should be made to James R. Braun, Chief Financial Officer, at Charles & Colvard, Ltd., 3800 Gateway Boulevard, Suite 310, Morrisville, North Carolina 27560.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote said proxy in accordance with their judgment in such matters.

By Order of the Board of Directors,

Robert S. Thomas

President & CEO

March 21, 2004

Appendix A

Amended and Restated Audit Committee Charter

AUDIT COMMITTEE CHARTER

OF

CHARLES & COLVARD, LTD.

(as amended and restated and adopted by the Board of Directors on December 4, 2003)

The Purpose of the Audit Committee

The purpose of the Audit Committee is to represent and assist the Board of Directors of Charles & Colvard, Ltd. (the “Company”) in its general oversight of the Company’s accounting and financial reporting processes, audits of the financial statements, and internal control and audit functions. Management is responsible for (a) the preparation, presentation and integrity of the Company’s financial statements; (b) accounting and financial reporting principles; and (c) the Company’s internal controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations. The Company’s independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The Audit Committee members are not professional auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board level oversight role where it oversees the relationship with the independent auditor, as set forth in this charter, and provides advice, counsel and general direction, as it deems appropriate, to management, the full board and the auditors on the basis of the information it receives, discussions with the auditor, and the experience of the Committee’s members in business, financial and accounting matters.

Membership

The Audit Committee is comprised of at least three independent directors. All of the Audit Committee members must be determined by the Board of Directors to meet the independence and financial literacy requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”) and applicable federal law. Appointment to the Committee, including the designation of the Chair of the Committee and the designation of any Committee members as “audit committee financial experts” as defined by the SEC, shall be made on an annual basis by the full Board upon recommendation of the Nominating/Corporate Governance Committee and may be removed by the Board of Directors in its discretion. At least one member of the Committee must have, in the judgment of the Board, employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, or otherwise satisfy the applicable Nasdaq experience requirement. In addition, the Company shall use reasonable efforts to appoint at least one Audit Committee member with the requisite accounting or related financial management competency in order to be an “audit committee financial expert” as defined by the SEC, and as determined by the full Board.

Responsibilities

The Audit Committee:

•	Is directly responsible for the appointment, compensation, retention and oversight of the work of any “registered public accounting firm” (as defined by the SEC) engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. Each such registered public accounting firm shall report directly to the Audit Committee.

•	Obtains and reviews annually a report by the registered public accounting firm as independent auditor describing (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review or peer review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm; and (iii) any steps taken to deal with any such issues.

•	Obtain on an annual basis a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1, and review and discuss with the independent auditor all significant relationships the independent auditors have with the Company which may affect the independent auditor’s independence. The Audit Committee is responsible for taking, or recommending that the full board take, appropriate action to oversee the independence of the independent auditor.

•	Establishes policies and procedures for the review and pre-approval by the Committee of all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed by the independent auditor, with exceptions provided for de minimis amounts under certain circumstances as described by law.

•	Reviews and discusses with the independent auditor: (a) its audit plans, and audit procedures, including the scope, fees and timing of the audit and adequacy of the independent auditor’s staffing; (b) the results of the annual audit examination and accompanying management letters; and (c) the results of the independent auditor’s procedures with respect to interim periods.

•	Reviews and discusses reports from the independent auditors on (a) all critical accounting policies and practices used by the Company, (b) alternative accounting treatments within GAAP related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management.

•	Reviews with the independent auditor its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, such as any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•	Reviews and discusses with management and the independent auditor quarterly earnings press releases, including the interim financial information and business outlook included therein, reviews the Company’s quarterly and annual financial statements and related disclosures, including the MD&A portion of the Company’s SEC reports, prior to filing with the SEC, and, if deemed appropriate, recommends to the Board of Directors that the annual audited financial statements be approved for inclusion in the Annual Report on Form 10-K for the year.

•	Reviews and discusses with management and the independent auditor various topics and events that may have significant financial impact on the Company or that are the subject of discussions between management and the independent auditors.

•	Reviews and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Reviews all related-party transactions and potential conflict of interest situations.

•	Reviews and approves policies and procedures regarding officers’ and directors’ expense accounts and perquisites, including their use of Company assets.

•	Reviews and discusses with management, the independent auditor, and any provider of internal audit services to the Company: (a) the adequacy and effectiveness of the Company’s internal controls (including any significant deficiencies and significant changes in internal controls reported to the Committee by the independent auditor or management; (b) the Company’s internal audit procedures; and (c) the adequacy and effectiveness of the Company’s disclosures controls and procedures, and management reports thereon.

•	Reviews annually with any provider of internal audit services to the Company the scope of the internal audit program, and reviews annually the performance of both the internal audit group and the independent auditor in executing their plans and meeting their objectives.

•	Reviews the use of auditors other than the independent auditor in cases such as management’s request for second opinions.

•	Reviews matters related to the corporate compliance activities of the Company, including the review of reports from the Company’s Disclosure Committee and other related groups.

•	Serves, if and for so long as designated by the full Board, as a “Qualified Legal Compliance Committee” as defined by SEC to respond as it determines to be appropriate to any report of evidence of a material violation of the securities laws that the Committee receives from the Company’s chief legal officer, if any, or from any attorney appearing and practicing before the SEC in the representation of the Company, and establishes written procedures for the confidential receipt, retention and consideration of any such reports.

•	Establishes written procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Establishes policies for the hiring of employees and former employees of the independent auditor.

•	Reviews accounting and financial human resources and succession planning within the Company.

•	Submits minutes of all meetings of the Committee to, and discuss matters discussed at each Committee meeting with, the full Board.

•	Prepares and publishes the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	When appropriate, designates one or more of its members to perform certain of its duties on its behalf, subject to such reporting to or ratification by the Committee as the Committee shall direct.

•	Performs any other activities consistent with this Charter, the Company’s bylaws and governing law as the Committee or the full Board deems necessary or appropriate.

The Audit Committee will engage in an annual self-assessment with the goal of continuing improvement, and will annually review and reassess the adequacy of its charter, and recommend any changes to the full Board.

The Audit Committee is authorized to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Audit Committee shall have the authority to engage independent legal, accounting and other advisers, as it determines necessary to carry out its duties. The Company shall provide appropriate funding to the Audit Committee as determined by the Audit Committee, for payment of (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (2) compensation to any advisers retained by the Audit Committee, and (3) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall meet not less than quarterly at such times and places as the Audit Committee shall determine. The Audit Committee shall meet in executive session with the independent auditor, the provider of internal audit services to the Company and management periodically. The Chairman of the Audit Committee shall report on Audit Committee activities to the full Board.

The Chairman of the Audit Committee is to be contacted directly by the provider of internal audit services to the Company or the independent auditor (1) to review items of a sensitive nature that can impact the accuracy of financial reporting or (2) to discuss significant issues relative to the overall Board responsibility that have been communicated to management but, in their judgment, may warrant follow-up by the Audit Committee.

P R O X Y

Charles & Colvard, Ltd.

3800 Gateway Boulevard, Suite 310

Morrisville, North Carolina 27560

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Charles & Colvard, Ltd., a North Carolina corporation (the “Company”), hereby appoints Robert S. Thomas and James R. Braun as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock, no par value, of the Company held of record by the undersigned on March 22, 2004 at the Annual Meeting of the Shareholders of the Company to be held on May 11, 2004 or any adjournment thereof.

1.	ELECTION OF DIRECTORS

☐ FOR all nominees listed below (except as marked below)	☐ WITHHOLD AUTHORITY for all nominees

INSTRUCTION: To withhold authority to vote for any individual nominee, mark the box next to that nominee’s name.

Nominees:

Walter J. O’Brien  ☐    Frederick A. Russ  ☐    Robert S. Thomas  ☐    George A. Thornton, III  ☐    Laura C. Kendall  ☐    Lisa A. Gavales  ☐    Geraldine L. Sedlar  ☐

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP as independent auditors for the year ending December 31, 2004.

☐    FOR                 ☐    AGAINST                 ☐    ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting of the Shareholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ELECT THE PERSONS NAMED ABOVE AND FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2004.

(continued on other side)

Please sign this proxy exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held by a corporation, please sign the full name of the corporation by an authorized officer. If shares are held by a partnership, please sign the full name of the partnership by an authorized person.

Signature:

Signature:
(if held jointly)

Dated:

Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.